                                                                  Exhibit 23.3




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated November 5, 1993, on our audits of the consolidated financial statements of Reliable Financial Corporation and subsidiary, and to the references to our firm under the caption "Experts" in the Proxy Statement/Prospectus.



                               Edwards Leap & Sauer


Pittsburgh, Pennsylvania
June 17, 1994